As filed with the Securities and Exchange Commission on February 12, 1996
                              Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            AMERICAN LIST CORPORATION
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   11-2050322
                      -----------------------------------
                      (I.R.S. employer identification no.)

                  330 OLD COUNTRY ROAD, MINEOLA, NEW YORK 11501
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                             1992 STOCK OPTION PLAN
                            ------------------------
                            (Full title of the plan)

                            Martin Lerner, President
                            American List Corporation
                              330 Old Country Road
                             MINEOLA, NEW YORK 11501
                    -----------------------------------------
                     (Name and address of agent for service)

                                 (516) 248-6100
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Fran M. Stoller, Esq.
                      Bachner, Tally, Polevoy & Misher LLP
                               380 Madison Avenue
                            New York, New York 10017

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF             AMOUNT TO                OFFERING PRICE           AGGREGATE         REGISTRATION
SECURITIES TO BE REGISTERED       BE REGISTERED(1)             PER SHARE(2)          OFFERING PRICE           FEE
---------------------------      -----------------           -----------------      -----------------    -------------
      Common Stock,
     $.01 par value                   225,000                     $30.19               $6,792,750            $2,342


(1) Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustment in the number of shares of Common Stock pursuant to the anti-dilution provisions of the 1994 Stock Option Plan.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low sale prices of the Common Stock on February 6, 1996 as reported by the American Stock Exchange.

                                     PART I

The contents of the registrant's Registration Statement on Form S-8 (file no. 33-71448) are incorporated herein by reference.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           EXHIBITS.
                  ---------

                     5 Opinion of Bachner, Tally, Polevoy & Misher LLP with respect to the legality of the Common Stock to be registered hereunder

                   24(a)      Consent of Grant Thornton LLP

                   24(b) Consent of Bachner, Tally, Polevoy & Misher LLP (contained in Exhibit 5)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mineola, State of New York, on the 8th day of February 1996.

                               AMERICAN LIST CORPORATION

                               By: /S/ MARTIN LERNER
                                   ----------------------------------------
                                   Martin Lerner, Chief Executive Officer,
                                   President and Director


                  Pursuant to the requirements of the Securities Act of 1934, this registration statement has been signed below by the following persons in the capacities and as of the date indicated.

SIGNATURE                          TITLE                          DATE
---------                          -----                          ----

/S/ MARTIN LERNER    Chief Executive Officer, President      February 8, 1996
-----------------    and Director  (Principal Executive
Martin Lerner        Officer and Principal Financial
                     and Accounting Officer)


/S/ JAN STUMACHER    Vice-Chairman of the Board,             February 8, 1996
-----------------    Executive Vice-President and
Jan Stumacher        Chief Operating Officer


/S/ J. MORTON DAVIS  Director                                February 8, 1996
-------------------
J. Morton Davis


/S/ KENTON WOOD      Director                                February 8, 1996
---------------
Kenton Wood


/S/ BEN ERMINI       Director                                February 8, 1996
--------------
Ben Ermini


/S/ PHILIP LUBITZ    Director                                February 8, 1996
-----------------
Philip Lubitz

                                INDEX TO EXHIBITS

                                                              SEQUENTIALLY
EXHIBIT                                                         NUMBERED
  NO.                             DESCRIPTION                     PAGE
-------                          -------------                -------------
   5           Opinion of Bachner, Tally, Polevoy & Misher          5
               LLP, with respect to the legality of the Common Stock to be registered hereunder

 24(a)         Consent of Grant Thornton LLP                        7

 24(b)         Consent of Bachner, Tally, Polevoy & Misher          5
               LLP (contained in Exhibit 5)